Exhibit 23.1

Consent of Independent Certified Public Accountants

We consent to the reference to our firm under the captions "Experts" and "Selected Financial Data" and to the use of our report dated February 14, 2003, in Amendment No. 3 to the Registration Statement (Form SB-2 No. 333-100568) and related Prospectus of Oragenics, Inc. for the registration of 2,400,000 units.

/s/ Ernst & Young LLP
Ernst & Young, LLP

Tampa, Florida
April 7, 2003